Exhibit (h)(i)(2)

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Funds

SSGA Active Trust

OPERATIONAL ETFS AND PORTFOLIOS

SPDR SSGA Multi-Asset Real Return ETF

SPDR SSGA Income Allocation ETF

SPDR SSGA Global Allocation ETF

SPDR Blackstone/GSO Senior Loan ETF

SPDR SSGA Ultra Short Term Bond ETF

SPDR MFS Systematic Core Equity ETF

SPDR MFS Systematic Growth Equity ETF

SPDR MFS Systematic Value Equity ETF

SPDR SSGA Risk Aware ETF

State Street Clarion Global Infrastructure & MLP Portfolio

SPDR DoubleLine Total Return Tactical ETF

State Street Disciplined Global Equity Portfolio

SPDR DoubleLine Short Duration Total Return Tactical ETF

SPDR DoubleLine Emerging Markets Fixed Income ETF

SHELF ETFS

SPDR SSGA Conservative Global Allocation ETF

SPDR SSGA Aggressive Global Allocation ETF

SPDR SSGA Conservative Ultra Short Term Bond ETF

SPDR SSGA Aggressive Ultra Short Term Bond ETF

SPDR SSGA Large Cap Risk Aware ETF

SPDR SSGA Small Cap Risk Aware ETF

SPDR SSGA US Minimum Volatility ETF

SPDR SSGA Disciplined Global Equity ETF (formerly, SPDR SSGA Global Managed Volatility ETF)

SPDR SSGA Emerging Markets Minimum Volatility ETF

[REDACTED]

As of April 12, 2016